UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2014
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On December 8, 2014, American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and U.S. Bank National Association, as trustee (“Trustee”), entered into the First Supplemental Indenture to the Indenture, dated as of December 22, 2009 (the “Indenture”), governing the Company’s 5.25% Contingent Convertible Senior Notes Due 2029 (the “Notes”).  The First Supplemental Indenture provides that Holders may elect, at their option, to receive the Conversion Value of the Notes entirely in cash. The First Supplemental Indenture is effective on December 8, 2014.  Holders wishing to exercise this option should so indicate in their Conversion Notice. On November 12, 2014, pursuant to Section 3.01 of the Indenture, the Company called for redemption on December 15, 2014 all of its outstanding Notes.  Any defined terms used herein which are not otherwise defined herein are used as defined in the Indenture.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are being furnished with this Form 8-K.

Exhibit Number	Description
10.1
First Supplemental Indenture dated December 8, 2014, to the Indenture dated December 22, 2009, governing American Equity Investment Life Holding Company's 5.25% Contingent Convertible Senior Notes Due 2029 with U.S. Bank N.A. as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2014

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Ted M. Johnson
Name:	Ted M. Johnson
Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1
First Supplemental Indenture dated December 8, 2014, to the Indenture dated December 22, 2009, governing American Equity Investment Life Holding Company's 5.25% Contingent Convertible Senior Notes Due 2029 with U.S. Bank N.A. as Trustee.